EXHIBIT 5.1

[QUICK LAW GROUP LETTERHEAD]

July 2, 2010

GlobalPayNet Holdings, Inc.
Columbia Tower
701 Fifth Ave, Suite 4200
Seattle, WA 98104

Ladies and Gentlemen:

        We have acted as counsel to GlobalPayNet Holdings, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 40,643,748 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock")

        As counsel to the Company, we have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's articles of incorporation and all amendments thereto, its by-laws as presently in effect, and minutes and other instruments evidencing actions taken by its directors relating to the Company . We have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

        Our opinion herein is based solely upon the Nevada Corporations Code, applicable provisions of the Constitution of the State of Nevada and reported judicial interpretations interpreting these laws. We express no opinion with respect to any other laws (including, without limitation, the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Shares).

        Based on the foregoing, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States which relate to the offering which is the subject of this opinion, and to appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

        Very truly yours,

        /s/ Jeffrey M. Quick

        Jeffrey M. Quick